Exhibit 16.1









May 20, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


We have read Item 4 of Form 8-K dated May 20, 2003 of Frontline Communications Corporation and are in agreement with the statements contained therein.




/s/
GOLDSTEIN GOLUB KESSLER LLP